                                                                  Execution Copy


                                                                    EXHIBIT 2.03














                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                                UDATE.COM, INC.,


                             KCI ACQUISITION CORP.,


                                 KISS.COM, INC.,


                                       AND


                                   LEE ZEHRER





                          Dated as of February 13, 2001

                    TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE I THE MERGER.........................................................................1

   1.1     The Merger........................................................................1
   1.2     The Closing.......................................................................1
   1.3     Actions at the Closing............................................................2
   1.4     Additional Action.................................................................2
   1.5     Conversion of Shares..............................................................2
   1.6     Fractional Shares.................................................................3
   1.7     Escrow............................................................................3
   1.8     Certificate of Incorporation and By-laws; Directors and Officers..................4
   1.9     No Further Rights.................................................................4
   1.10    Closing of Transfer Books.........................................................4
   1.11    Post-Closing Adjustment...........................................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ZEHRER..........................6

   2.1     Organization, Qualification and Corporate Power...................................6
   2.2     Capitalization....................................................................6
   2.3     Authorization of Transaction......................................................7
   2.4     Noncontravention..................................................................7
   2.5     No Subsidiaries...................................................................8
   2.6     Financial Statements..............................................................8
   2.7     Absence of Certain Changes........................................................8
   2.8     Undisclosed Liabilities...........................................................8
   2.9     Tax Matters.......................................................................9
   2.10    Assets...........................................................................10
   2.11    No Owned Real Property...........................................................10
   2.12    Real Property Leases.............................................................10
   2.13    Intellectual Property............................................................11
   2.14    Inventory........................................................................13
   2.15    Contracts........................................................................13
   2.16    Accounts Receivable..............................................................14
   2.17    Powers of Attorney...............................................................14
   2.18    Insurance........................................................................14
   2.19    Litigation.......................................................................14
   2.20    Warranties.......................................................................14
   2.21    Employees........................................................................15
   2.22    Employee Benefits................................................................15
   2.23    Environmental Matters............................................................16
   2.24    Legal Compliance.................................................................17
   2.25    Customers and Suppliers..........................................................17
   2.26    Permits..........................................................................18
   2.27    Certain Business Relationships With Affiliates...................................18
   2.28    Brokers' Fees....................................................................18

   2.29    Books and Records................................................................18
   2.30    Disclosure.......................................................................18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY.......18

   3.1     Organization, Qualification and Corporate Power..................................19
   3.2     Capitalization...................................................................19
   3.3     Authorization of Transaction.....................................................19
   3.4     Noncontravention.................................................................20
   3.5     Reports and Financial Statements.................................................20
   3.6     Absence of Material Adverse Change...............................................21
   3.7     Litigation.......................................................................21
   3.8     Interim Operations of the Transitory Subsidiary..................................21
   3.9     Brokers' Fees....................................................................21
   3.10    Disclosure.......................................................................21

ARTICLE IV COVENANTS........................................................................21

   4.1     Closing Efforts..................................................................21
   4.2     Governmental Notices and Consents................................................22
   4.3     Operation of the Company's Business..............................................22
   4.4     Access to Information............................................................23
   4.5     Notice of Breaches...............................................................24
   4.6     Exclusivity......................................................................25
   4.7     Expenses.........................................................................25
   4.8     Indemnification..................................................................25
   4.9     Appointments to Board............................................................25
   4.10    Options..........................................................................26
   4.11    Bonuses..........................................................................26
   4.12    Operation of the Buyer's Business................................................26
   4.13    Listing of Merger Shares.........................................................26
   4.14    Rule 144 Requirements............................................................26
   4.15    Guarantees.......................................................................27

ARTICLE V CONDITIONS TO THE CLOSING.........................................................27

   5.1     Conditions to Obligations of the Buyer and the Transitory Subsidiary.............27
   5.2     Conditions to Obligations of the Company.........................................29

ARTICLE VI INDEMNIFICATION..................................................................30

   6.1     Indemnification by the Company Stockholders......................................30
   6.2     Indemnification by the Buyer.....................................................31
   6.3     Indemnification Claims...........................................................31
   6.4     Survival of Representations and Warranties.......................................34
   6.5     Limitations......................................................................35

ARTICLE VII TAX MATTERS.....................................................................35

   7.1     Preparation and Filing of Tax Returns............................................35





                                       ii
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
   7.2     Tax Indemnification by the Company Stockholders..................................36
   7.3     Allocation of Certain Taxes......................................................36
   7.4     Cooperation on Tax Matters.......................................................37

ARTICLE VIII TERMINATION....................................................................37

   8.1     Termination of Agreement.........................................................37
   8.2     Effect of Termination............................................................38

ARTICLE IX DEFINITIONS AND RULES OF INTERPRETATION..........................................38

   9.1     Definitions......................................................................38
   9.2     Rules of Interpretation..........................................................40

ARTICLE X MISCELLANEOUS.....................................................................40

   10.1    Press Releases and Announcements.................................................40
   10.2    No Third Party Beneficiaries.....................................................40
   10.3    Entire Agreement.................................................................41
   10.4    Succession and Assignment........................................................41
   10.5    Counterparts and Facsimile Signature.............................................41
   10.6    Notices..........................................................................41
   10.7    Governing Law....................................................................42
   10.8    Amendments and Waivers...........................................................43
   10.9    Severability.....................................................................43
   10.10   Submission to Jurisdiction.......................................................43


Exhibits
--------

Exhibit A      Form of Note
Exhibit B      Escrow Agreement
Exhibit C      Investment Representation Letter
Exhibit D      Zehrer Agreement
Exhibit E-1    Key Employee Agreement
Exhibit E-2    Key Employee Agreement
Exhibit F      Registration Rights Agreement

Disclosure Schedules
--------------------

Section 2.2           Capitalization of the Company
Section 2.4           Noncontravention
Section 2.7           Absence of certain changes
Section 2.8           Undisclosed liabilities
Section 2.9(c)        Tax matters
Section 2.10          Assets
Section 2.12          Real property leases
Section 2.13(a)       Patent and other rights
Section 2.13(b)       Complaints of infringement, etc.
Section 2.13(c)       Certain licenses


                                      iii
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Section 2.13(d)       Company Intellectual Property owned by others
Section 2.13(e)       Disclosures of source code
Section 2.15          Contracts
Section 2.18          Insurance
Section 2.19          Litigation
Section 2.20          Warranties
Section 2.21          Employees
Section 2.22(c)       Certain employee benefit matters
Section 2.22(d)       Certain Company policies
Section 2.23(c)       Environmental reports
Section 2.25          Customers and suppliers
Section 2.26          Permits
Section 2.27          Affiliate relationships
Section 3.2           Capitalization of the Buyer

                          AGREEMENT AND PLAN OF MERGER

        Agreement entered into as of February 13, 2001 by and among uDate.com, Inc., a California corporation (the "Buyer"), KCI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), Kiss.com, Inc., a Washington corporation (the "Company"), and Lee Zehrer ("Zehrer"). The Buyer, the Transitory Subsidiary, the Company, and Zehrer are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:

        WHEREAS, the Parties wish to provide for the merger of the Company with and into the Transitory Subsidiary; and

        WHEREAS, the parties intend for the merger to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code");

        NOW, THEREFORE, in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

             1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Company shall merge with and into the Transitory Subsidiary (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Company shall cease and the Transitory Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the first time at which the Surviving Corporation has filed (x) a certificate of merger or other appropriate documents prepared and executed in accordance with the Delaware General Corporation Law (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware and (y) articles of merger or other appropriate documents prepared and executed in accordance with the Washington Business Corporation Act (the "Washington Certificate of Merger") with the Secretary of State of the State of Washington. The Merger shall have the effects set forth in
Section 259 of the Delaware General Corporation Law and Section 23B.11.060 of the Washington Business Corporation Act.

             1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Washington, D.C., commencing at 9:00 a.m. local time on March 9, 2001, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "Closing Date").

             1.3    Actions at the Closing.  At the Closing:

                    (a) the Company and Zehrer shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 5.1;

                    (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments, and documents referred to in Section 5.2;

                    (c) the Surviving Corporation shall file with the Secretaries of State of the State of Delaware and Washington the Delaware Certificate of Merger and the Washington Certificate of Merger;

                    (d) each of the stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall deliver to the Buyer the certificate(s) representing his, her, or its shares of the common stock of the Company (the "Common Shares");

                    (e) the Buyer shall deliver certificates for the Initial Shares (as defined below) to each Company Stockholder in accordance with Section 1.5;

                    (f) the Buyer shall deliver a note, substantially in the form attached hereto as Exhibit A (a "Note"), to each Company Stockholder in accordance with Section 1.5; and

                    (g) the Buyer, Zehrer (in such capacity, the "Indemnification Representative"), and an escrow agent mutually acceptable to the Buyer and Zehrer (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.7.

             1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

             1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                    (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.7) (i) such number of shares of the common stock of the Buyer ("Buyer Common Stock"), as is equal to the Common Conversion Ratio (as defined below) plus (ii) a Note with a principal amount equal to the Note Conversion Ratio (as defined below).

                    (b) The "Common Conversion Ratio" shall be the result obtained by dividing (i) 6,250,000 (as appropriately adjusted for any stock split, stock dividend, recapitalization, and the like occurring after the date of this Agreement) by (ii) the number of Common Shares outstanding immediately prior to the Effective Time. Each of the Company Stockholders shall be entitled to receive immediately 65% of the shares of Buyer Common Stock into which their Common Shares were converted pursuant to this Section 1.5 (the "Initial Shares"); the remaining 35% of the shares of Buyer Common Stock into which their Common Shares were converted pursuant to this Section 1.5, rounded to the nearest whole number (the "Escrow Shares"), shall be deposited in escrow pursuant to Section 1.7 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

                    (c) The "Note Conversion Ratio" shall be the result obtained by dividing (i) $5,000,000 by (ii) the number of Common Shares outstanding immediately prior to the Effective Time. The Notes and the Merger Shares are referred to hereinafter as the "Base Merger Consideration."

                    (d) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

             1.6 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions, or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the over the counter market on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

             1.7    Escrow.

                    (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing (x) the indemnification obligations of the Company Stockholders set forth in this Agreement and (y) the Company Stockholders' obligation to pay the Merger Adjustment Amount. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process, or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

                    (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representative.

             1.8    Certificate of Incorporation and By-laws; Directors and
Officers.

                    (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator shall be deleted.

                    (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

                    (c) The initial directors of the Surviving Corporation shall be Martin Clifford and Allan Watson, in each case until their successors are duly elected and qualified, and the initial officers of the Surviving Corporation shall be Duane A. Dahl ("Dahl") as President, Martin Clifford as Vice President, and Allan Watson as Secretary and Treasurer, in each case until their successors are duly elected and qualified.

             1.9 No Further Rights. From and after the Effective Time, no Common Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

             1.10 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Common Shares shall thereafter be made. If, after the Effective Time, certificates representing Common Shares are presented to the Buyer or the Surviving Corporation they shall be cancelled and exchanged for Initial Shares and a Note in accordance with Section 1.5, subject to Section 1.7.

             1.11   Post-Closing Adjustment.

                    (a) The Base Merger Consideration shall be subject to adjustment after the Closing Date as specified in this Section 1.11.

                    (b) Within ninety (90) days following the Effective Time, the Buyer shall cause KPMG LLP (the "Buyer's Accountant") to audit the Surviving Company's books to determine whether an adjustment to the Base Merger Consideration is appropriate (the "Post-Closing Audit"). If, on the Closing Date, (x) the Company has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), other than (1) liabilities shown on the balance sheet dated December 31, 2000 (the "Most Recent Balance Sheet"), (2) liabilities which have arisen since December 31, 2000 (the "Most Recent Balance Sheet Date") in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period, and (3) liabilities reflected on Section 2.8 of the Disclosure Schedule that have not been discharged prior to Closing (such liabilities, the "Unscheduled Liabilities"), or (y) the Company has any liabilities or obligations that are more than 45 days past due (such liabilities, the "Unpaid Liabilities"), the Base Merger Consideration shall be reduced by one dollar for every dollar of Unscheduled Liabilities and by one dollar for every dollar of Unpaid Liabilities. The amount of such reduction is referred to below as the "Merger Adjustment Amount." The Company Stockholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with the Buyer and the Buyer's Accountant after the Closing Date in furnishing information, documents, evidence, and other assistance to the Buyer's Accountant to facilitate the completion of the Post-Closing Audit within the aforementioned time period. Without limiting the generality of the foregoing, within two (2) weeks after the Closing the Company Stockholders shall provide the Buyer's Accountants with the information and/or documents requested in order to facilitate the completion of the Post-Closing Audit by the Buyer's Accountant within the aforementioned time period. In the event that the Buyer's Accountant determines that an adjustment to the Base Merger Consideration is appropriate, then (i) the Buyer shall deliver a written notice (the "Financial Adjustment Notice") to the Indemnification Representative setting forth the determination made by the Buyer's Accountant of the Merger Adjustment Amount, and (ii) the Buyer Common Stock component of the Base Merger Consideration shall be reduced by the Merger Adjustment Amount, the Company Stockholders shall owe the Merger Adjustment Amount to the Buyer, and the Buyer and the Indemnification Representative shall direct the Escrow Agent to deliver, and the Escrow Agent shall deliver to the Buyer, Escrow Shares with a Value (as such term is defined below) equal to the Merger Adjustment Amount.

                    (c)  The Indemnification Representative shall have thirty
(30) days from the receipt of the Financial Adjustment Notice to notify the Buyer if the Company Stockholders dispute such Financial Adjustment Notice. If the Buyer has not received notice of such a dispute within such 30-day period, the Buyer shall be entitled to receive Escrow Shares with a Value equal to the Merger Adjustment Amount. If, however, the Indemnification Representative has delivered notice of such a dispute to the Buyer within such 30-day period, then the Buyer's Accountant shall select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years and is one of the five largest accounting firms in the United States to review the Surviving Company's books and Financial Adjustment Notice (and related information) to determine the amount, if any, of the Merger Adjustment Amount. Such independent accounting firm shall be confirmed by the Indemnification Representative and the Buyer within five (5) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments, or other documents (or summaries thereof) that were either (i) delivered or made available to the Buyer's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by the Buyer's Accountant during the course of the Post-Closing Audit. The independent accounting firm shall make its determination of the Merger Adjustment Amount, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, the Buyer shall be entitled to receive Escrow Shares with a value equal to the Merger Adjustment Amount. The costs of the independent accounting firm shall be split equally between the Buyer, on the one hand, and the Company Stockholders, on the other hand, and each shall pay one-half of the estimated cost of the independent accounting firm in advance.

                    (d) The Buyer shall not be permitted to assert a claim for breach of the representation set forth in Section 2.8 for any amount for which the Base Merger Consideration has been adjusted pursuant to this Section 1.11.

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ZEHRER

      Each of the Company and Zehrer represents and warrants, jointly and severally, to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer dated as of the date hereof (the "Disclosure Schedule"). The Parties acknowledge and agree that the Company shall have the right for 10 business days after the date hereof to update any Disclosure Schedule that has been provided to the Buyer at or prior to execution of this Agreement, and that any and all such updated Disclosure Schedules shall be dated as of the date hereof and shall be deemed to be the final Disclosure Schedules for all purposes of this Agreement, notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 4.5(a)). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; provided, however, that the Parties acknowledge and agree that to the extent that an item is disclosed on the Disclosure Schedule under any paragraph, it shall be deemed disclosed for any other applicable paragraph.

             2.1    Organization, Qualification and Corporate Power. The
Company is a corporation duly organized and validly existing under the laws of the State of Washington. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Articles of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations, or future prospects of the Company.

             2.2 Capitalization. The authorized capital stock of the Company consists of 15,000,000 Common Shares, of which, as of the date of this Agreement, 3,894,375 shares were issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Common Shares held by each stockholder, (ii) all outstanding options or other rights to purchase Common Shares, whether pursuant to a stock option plan or otherwise ("Options"), and whether vested or unvested, indicating (A) the holder thereof, and (B) the number and class or series of Common Shares subject to each Option, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Common Shares are, and all Common Shares that may be issued upon exercise of Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. Other than the Options listed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements, or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act of 1933 (the "Securities Act"), or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights, or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights, or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Common Shares were issued in compliance with applicable federal and state securities laws. For purposes of this Article II the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of Zehrer and Dahl, as well as any other knowledge which Zehrer and Dahl would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

             2.3    Authorization of Transaction. Each of the Company and
Zehrer has all requisite power and authority to execute and deliver this Agreement and (in the case of Zehrer) the Escrow Agreement and to perform its or his obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, (a) the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors, or by unanimous written consent, after having waived all notice of time, place, or purpose of a meeting, (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Washington Business Corporation Act, and
(iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger and (b) the Company Stockholders, having duly waived all requirement of time, place, or purpose of a meeting, have unanimously consented to and adopted this Agreement without a vote and approved the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and Zehrer and constitutes a valid and binding obligation of the Company and Zehrer, enforceable against the Company and Zehrer in accordance with its terms. The Escrow Agreement, when executed and delivered by Zehrer, will have been duly executed and delivered by Zehrer and will constitute a valid and binding obligation of Zehrer, enforceable against Zehrer in accordance with its terms.

             2.4 Noncontravention. Except as specified in Section 2.4 of the Disclosure Schedule, and subject to the filing of the Delaware Certificate of Merger as required by the Delaware General Corporation Law and the Washington Certificate of Merger as required by the Washington Business Corporation Act, neither the execution and delivery by the Company and/or Zehrer of this Agreement, nor the consummation by the Company and/or Zehrer of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent, or approval of, any court, arbitrational tribunal, administrative agency, or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify, or cancel, or require any notice, consent, or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company, (e) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company or any of its properties or assets, or (f) require the consent of any third party. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

             2.5 No Subsidiaries. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership (limited or general), limited liability company, joint venture, trust, or other business association.

             2.6    Financial Statements.

                    (a) The Company has provided to the Buyer the unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows of the Company as of and for each of the last three fiscal years. Such financial statements (collectively, the "Financial Statements") have been prepared on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations, and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and are consistent with the books and records of the Company.

                    (b) The projections dated February 13, 2001 provided by the Company to the Buyer were prepared by the Company in good faith using the best information reasonably available to management of the Company, recognizing that the Company's management has not retained and is not required to retain any consultants or other third party advisors to review or assist in the preparation of such projections, and such projections represent Company management's good faith estimates of the future performance of the Company for the periods referred to therein.

             2.7    Absence of Certain Changes. Except as specified in Section
2.7 of the Disclosure Schedule, since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (n) of Section 4.3.

             2.8 Undisclosed Liabilities. Except as specified in Section 2.8 of the Disclosure Schedule, the Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet and (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period.

             2.9    Tax Matters.

                    (a) For purposes of this Agreement, the following terms shall have the following meanings:

                         (i)     "Taxes" means all taxes, charges, fees,
levies, or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise, and other taxes imposed by the United States of America or any state, local, or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any tax or any contest or dispute thereof.

                         (ii)    "Tax Returns" means all reports, returns,
declarations, statements, or other information required to be supplied to a taxing authority in connection with Taxes.

                    (b)  The Company has filed on a timely basis all Tax
Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer (including any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                    (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1997. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                    (d) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company is subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is not and has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                    (e) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                    (f) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to
Section 481 of the Code.

                    (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

                    (h) At all times since January 1, 1998, for federal income tax purposes, the Company has validly been treated as an "S corporation" within the meaning of Section 1361(a) of the Code and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation. The Company does not have and has not at any time had any "net unrealized built-in gain" within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values.

             2.10 Assets. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. Except as specified in Section 2.10 of the Disclosure Schedule, no asset of the Company (tangible or intangible) is subject to any Security Interest.

             2.11   No Owned Real Property.  The Company owns no real property.

             2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule, and except as disclosed thereon:

                    (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                    (b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                    (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

                    (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                    (e) the Company is not aware of any Security Interest, easement, covenant, or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants, and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

             2.13   Intellectual Property.

                    (a) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market, and distribute the products manufactured, marketed, sold, or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including computer hardware systems, software applications, and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Except as set forth on Schedule 2.13(a), each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken the measures described on Section 2.13(a) of the Disclosure Schedule to protect the proprietary nature of each item of Company Intellectual Property. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and to the knowledge of the Company and except as set forth in Section 2.13(a) of the Disclosure Schedule no other person or entity is infringing, violating, or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data, and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names, and applications and registrations therefor, and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration, or application therefor, mask work registration or application therefor, and trademark, service mark, and domain name registration or application therefor of the Company.

                    (b) None of the Customer Deliverables, or the marketing, distribution, provision, or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Disclosure Schedule lists any complaint, claim, or notice, or written threat thereof, received by the Company alleging any such infringement, violation, or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. Prior to the Closing, the Company will have provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                    (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed, or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

                    (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                    (e) The Company has not disclosed the source code for any of the software owned by the Company (the "Software") or other confidential information constituting, embodied in, or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(e) of the Disclosure Schedule, and the Company has taken the measures described on
Section 2.13(e) of the Disclosure Schedule to prevent disclosure of such source code.

                    (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title, and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                    (g) The Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

             2.14   Inventory.  The Company does not have any inventory.

             2.15   Contracts.

                    (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

                         (i)     any agreement (or group of related agreements)
for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum or having a remaining term longer than twenty-four months;

                         (ii)    any agreement (or group of related agreements)
for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year,
(B) which involves more than the sum of $25,000, or (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions, or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                        (iii) any agreement establishing a partnership or joint venture;

                         (iv)    any agreement (or group of related agreements)
under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                         (v)     any agreement concerning confidentiality or
noncompetition;

                         (vi)    any employment or consulting agreement;

                         (vii)   any agreement involving any officer, director,
or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                         (viii)  any agreement under which the consequences of
a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                         (ix)    any agreement which contains any provisions
requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale, or license of products entered into in the Ordinary Course of Business); and

                         (x)     any other agreement (or group of related
agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

                    (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in any subsection of Section 2.13 or
Section 2.15 of the Disclosure

Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding, and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

             2.16 Accounts Receivable. All accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

             2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

             2.18 Insurance. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability, and automobile insurance policies and bond and surety arrangements) to which the Company is a party. There is no material claim pending under any such policy as to which coverage has been questioned, denied, or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

             2.19 Litigation. Except as set forth in Section 2.19 of the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration, or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or to the knowledge of the Company has been threatened in writing against the Company.

             2.20 Warranties. No product or service manufactured, sold, leased, licensed, or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit, or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.20 of the Disclosure Schedule and (ii) manufacturers' warranties for which the Company has no liability. Section 2.20 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under guaranty, warranty, right of return, and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

             2.21   Employees.

                    (a) Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Except as set forth in Section 2.21 of the Disclosure Schedule, each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of which has previously been delivered to the Buyer. Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company.

                    (b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to its employees.

             2.22   Employee Benefits.

                    (a) For purposes of this Agreement, the following terms shall have the following meanings:

                         (i)     "Employee Benefit Plan" means any "employee
pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, or other forms of incentive compensation or post-retirement compensation.

                         (ii)    "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

                         (iii)   "ERISA Affiliate" means any entity which is,
or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code, (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or
(3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

                    (b) Except for the Company's stock option plan and the Company's insurance polices listed on Section 2.18 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate contributes to, maintains, or sponsors any Employee Benefit Plan, and neither the Company nor any ERISA Affiliate has ever contributed to, maintained, or sponsored any

Employee Benefit Plan. Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. At no time has the Company or any ERISA Affiliate ever been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                    (c) Section 2.22(c) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer, or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer, or key employee; (ii) agreement, plan, or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    (d) Section 2.22(d) of the Disclosure Schedule sets forth the policy of the Company with respect to accrued vacation, accrued sick time, and earned time-off and the amount of such liabilities as of January 31, 2001.

                    (e) Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respects to such Employee Benefit Plan. No act of omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company of any ERISA Affiliate to any material fine, penalty, tax or liability of any kind.

             2.23   Environmental Matters.

                    (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry, or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state, or local law, statute, rule, or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation, or transportation of industrial, toxic, or hazardous materials or substances or solid or hazardous waste; (ii) air, water, and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic, or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes, or dumping of pollutants, contaminants, or chemicals; (v) the protection of wild life, marine life, and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and
(viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                    (b) To the knowledge of the Company, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated, or controlled by the Company. The Company is not aware of any releases of Materials of Environmental Concern that could reasonably be expected to have an impact on the real property or facilities owned, operated, or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                    (c) Set forth in Section 2.23(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations, and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession or knowledge of. A complete and accurate copy of each such document has been provided to the Buyer.

                    (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage, or disposal facility that has been used by the Company.

             2.24 Legal Compliance. The Company, and the conduct and operations of its businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local, or foreign government, or any Governmental Entity.

             2.25 Customers and Suppliers. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or services or supplying products or services, as applicable, to the Company. No unfilled customer order or commitment obligating the Company to process, manufacture, or deliver products or perform services will result in a loss to the Company upon completion of performance. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

             2.26 Permits. Section 2.26 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders, or approvals from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its businesses as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

             2.27   Certain Business Relationships With Affiliates. No
Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which have occurred or existed since January 1, 2000.

             2.28 Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             2.29 Books and Records. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors, or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition, and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

             2.30 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or the transactions contemplated by this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

      Each of the Buyer and the Transitory Subsidiary represents and warrants, jointly and severally, to the Company and Zehrer that the statements contained in this Article III are true and correct, as follows:

             3.1 Organization, Qualification and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations, or future prospects of the Buyer and its subsidiaries, taken as a whole.

             3.2 Capitalization. The authorized capital stock of the Buyer consists of 50,000,000 shares of Buyer Common Stock, of which, as of the date of this Agreement, 18,255,000 shares were issued and outstanding. Section 3.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all outstanding options to purchase shares of Buyer Common Stock granted by the Buyer, whether pursuant to a stock option plan or otherwise, and whether vested or unvested, and all outstanding warrants or other rights to purchase shares of Buyer Common Stock granted by the Buyer, indicating (A) the holder thereof and
(B) the number and class or series of Common Shares subject to each Option and Warrant, and (ii) all stock option plans and other stock or equity-related plans of the Buyer. All of the issued and outstanding shares of Buyer Common Stock are, and all shares of Buyer Common Stock that may be issued upon exercise of options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. All of the issued and outstanding shares of Buyer Common Stock were issued in compliance with applicable federal and state securities laws. Other than the options listed in Section 3.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements, or commitments to which the Buyer is a party or which are binding upon the Buyer providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Buyer. There are no agreements to which the Buyer is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights, or "drag-along" rights) of any securities of the Buyer. To the knowledge of the Buyer, there are no agreements among other parties, to which the Buyer is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights, or "drag-along" rights) of any securities of the Buyer. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights, and issued in compliance with applicable federal and state securities laws.

             3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will require the approval of the Boards of Directors and stockholders of each of the Buyer and the Transitory Subsidiary. If and when such approvals have been received, (a) the execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby will have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively, and (b) this Agreement will have been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and will constitute a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, and the Escrow Agreement, when executed and delivered by the Buyer, will have been duly executed by and delivered by the Buyer and will constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

             3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the filing of the Delaware Certificate of Merger as required by the Delaware General Corporation Law, and the Washington Certificate of Merger as required by the Washington Business Corporation Act, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent, or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify, or cancel, or require any notice, consent, or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

             3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of all reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the Securities and Exchange Commission (the "SEC"), since June 1, 2000 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from June 1, 2000 through the date of this Agreement. The Buyer will deliver to the Company a copy of the Buyer's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Buyer's 2000 10-K"), promptly after such report is filed. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed, and when filed the Buyer's 2000 10-K will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. As of their respective dates, the Buyer Reports did not contain, and when filed the Buyer's 2000 10-K will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations, and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer. When filed, the audited financial statements of the Buyer to be included in the Buyer's 2000 10-K (i) will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) will fairly present the consolidated financial condition, results of operations, and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) will be consistent with the books and records of the Buyer.

             3.6 Absence of Material Adverse Change. Since September 30, 2000, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

             3.7 Litigation. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter, or delay the transactions contemplated by this Agreement.

             3.8 Interim Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

             3.9 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             3.10 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate, or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
                                    COVENANTS

             4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper, or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and
(ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

             4.2    Governmental Notices and Consents.

                    (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals, or other authorizations from Governmental Entities, and to effect all registrations, filings, and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                    (b ) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

             4.3 Operation of the Company's Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, and preserve its relationships with customers, suppliers, and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the prior written consent of the Buyer:

                    (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants, or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of (including the vesting of) any such convertible securities or Options;

                    (b) split, combine, or reclassify any shares of its capital stock; or declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock;

                    (c) create, incur, or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances, or capital contributions to, or investments in, any other person or entity;

                    (d) enter into, adopt, or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(c) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers, or employees, generally or individually, or pay any bonus or other benefit to its directors, officers, or employees;

                    (e) acquire, sell, lease, license, or dispose of any assets or property (including any shares or other equity interests in or securities of any corporation, partnership, association, or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

                    (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

                    (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

                    (h) amend its charter, by-laws, or other organizational documents;

                    (i) change in any material respect its accounting methods, principles, or practices, except insofar as may be required by a generally applicable change in GAAP;

                    (j) enter into, amend, terminate, take, or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                    (k) make or commit to make any capital expenditure in excess of $5,000 per item or $25,000 in the aggregate;

                    (l)  institute or settle any Legal Proceeding;

                    (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article V not being satisfied; or

                    (n) agree in writing or otherwise to take any of the foregoing actions.

             4.4    Access to Information.

                    (a) The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company. The Buyer shall permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Buyer.

                    (b) Within 15 days after the end of each month ending prior to the Closing, beginning with January 31, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Within 15 days after the end of each month ending prior to the Closing, beginning with January 31, the Buyer shall furnish to the Company an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with past practice. Such financial statements shall present fairly the financial condition and results of operations of the Company or the Buyer, as applicable, on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company or the Buyer, as applicable.

                    (c) Each of the Buyer and the Transitory Subsidiary (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Company Confidential Information" means any confidential or proprietary information of the Company that is furnished in writing to the Buyer or the Transitory Subsidiary by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer or the Transitory Subsidiary,
(C) which the Buyer or the Transitory Subsidiary knew or to which the Buyer or the Transitory Subsidiary had access prior to disclosure, or (D) which the Buyer or the Transitory Subsidiary rightfully obtains from a source other than the Company. The Buyer shall take appropriate steps so that the officers, agents, and employees of the Buyer and the Transitory Subsidiary treat in confidence all Company Confidential Information.

                    (d) Each of the Company and Zehrer (i) shall treat and hold as confidential any Buyer Confidential Information (as defined below), (ii) shall not use any of the Buyer Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Buyer all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Buyer Confidential Information" means any confidential or proprietary information of the Buyer that is furnished in writing to the Company or Zehrer by the Buyer in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Company or Zehrer, (C) which the Company or Zehrer knew or to which the Company or Zehrer had access prior to disclosure, or (D) which the Company or Zehrer rightfully obtains from a source other than the Buyer. The Company and Zehrer shall take appropriate steps so that the officers, agents, and employees of the Company treat in confidence all Buyer Confidential Information.

             4.5    Notice of Breaches.

                    (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty, or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty, or statement in this Agreement or the Disclosure Schedule.

                    (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete at any time. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement.

             4.6    Exclusivity.

                    (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives, and agents not to, directly or indirectly, (i) initiate, solicit, encourage, or otherwise facilitate any inquiry, proposal, offer, or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets, or similar business transaction involving the Company, or any division of the Company, (ii) furnish any non-public information concerning the business, properties, or assets of the Company, or any division of the Company to any party (other than the Buyer), or
(iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

                    (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal, or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal, or offer, including the identity of the other party and the terms of such inquiry, proposal, or offer.

             4.7 Expenses. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; and the Company shall discharge and fully pay all such costs and expenses (including all legal and accounting fees) prior to the Closing Date.

             4.8 Indemnification. The Buyer shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

             4.9 Appointments to Board. Zehrer and Dahl shall be appointed to the Buyer's Board of Directors effective immediately following the Effective Time. The Buyer shall cause Zehrer to be renominated for election to its Board of Directors at any annual or special meeting for the election of directors of the Buyer so long as Zehrer beneficially owns more than 12.5% of the Buyer Common Stock issued and outstanding on the date the Buyer files its proxy statement on Schedule 14A with the SEC relating to such meeting and shall cause Dahl to be renominated for election to its Board of Directors at any annual or special meeting for the election of directors of the Buyer so long as Dahl is employed by the Buyer as the president or chief executive of its internet dating division on the date the Buyer files its proxy statement on Schedule 14A with the SEC relating to such meeting.

             4.10 Options. The Buyer agrees that the officers and employees of the Company, after they become officers and employees of the Buyer, shall be eligible to receive options to purchase not less than 600,000 shares of Buyer Common Stock under the Buyer's 2001 Stock Option Plan, and all such options shall be granted in the discretion of the Buyer's Board of Directors and on such terms consistent with the Buyer's 2001 Stock Option Plan as may be specified and in a mutually agreeable way. The Buyer's intentions with respect to option grants are set forth in that certain letter dated the date hereof and addressed to the Company.

             4.11 Bonuses. The Buyer shall pay "welcome bonuses" in the amount of $125,000 to the officers and employees of the Company promptly following the Effective Time in the Buyer's first normal payroll payment following the calendar quarter in which the Merger is completed. The Parties' intentions with respect to the welcome bonus are set forth in that certain letter dated the date hereof, as such amounts may be modified in the discretion of Dahl.

             4.12 Operation of the Buyer's Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Buyer shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

                    (a) issue or sell any stock or other securities of the Buyer; provided, however, that the Buyer may issue options under its 2000 Stock Option Plan and may issue or sell not more than 182,500 shares of Buyer Common Stock without the Company's prior written consent;

                    (b) take any action that would be required to be disclosed on a current report on Form 8-K; or

                    (c) amend its charter, by-laws, or other organizational documents.

             4.13 Listing of Merger Shares. The Buyer shall use its best efforts to list the Merger Shares on any national securities market or national securities exchange on which shares of Buyer Common Stock are generally listed.

             4.14   Rule 144 Requirements.  The Buyer shall:

                    (a) make and keep current public information about the Buyer available, as those terms are understood and defined in Rule 144 under the Securities Act;

                    (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

                    (c) furnish to any Company Stockholder upon request (i) a written statement b the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Buyer, and (iii) such other reports and documents of the Buyer as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

             4.15 Guarantees. The Parties acknowledge that Zehrer has personally guaranteed certain of the Company's obligations. Following the Closing, the Buyer shall use reasonable efforts to secure the release of Zehrer from such guarantees.

                                   ARTICLE V
                            CONDITIONS TO THE CLOSING

             5.1 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

                    (a) no person shall be, and no person shall be eligible to become, a "dissenter" within the meaning of the Washington Business Corporation Act;

                    (b) there shall be no outstanding Options to purchase Common Shares; all such Options shall have either been exercised, expired, or been cancelled and each person who formerly held such Options shall have waived any and all claims with respect to such Options and shall have released the Buyer and the Transitory Subsidiary from any and all obligation or liability in respect of such Options;

                    (c) the Company shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals, or other authorizations, and effected all of the registrations, filings, and notices, referred to in Section 4.2 which are required on the part of the Company;

                    (d) the representations and warranties of the Company and Zehrer set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company and Zehrer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company and Zehrer set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                    (e) each of the Company and Zehrer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                    (f) except for changes affecting the economy generally, since December 31, 2000, there shall have been no event, occurrence, development, or state of circumstances that individually, or in the aggregate, and when aggregated with all positive developments, has had or would reasonably be expected to have a Company Material Adverse Effect;

                    (g) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation, or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) have a

Company Material Adverse Effect, and no such judgment, order, decree, stipulation, or injunction shall be in effect;

                    (h) each of the Company and Zehrer shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate" and the "Zehrer Certificate," respectively) to the effect that each of the conditions specified in clauses (a) through (g) (insofar as clause (g) relates to Legal Proceedings involving the Company) of this Section 5.1 is satisfied in all respects;

                    (i) each of the Company Stockholders shall have executed and delivered to the Buyer an Investment Representation Letter in the form attached hereto as Exhibit C and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares are exempt from the registration requirements of the Securities Act;

                    (j) Zehrer shall have executed and delivered to the Buyer an agreement in the form of Exhibit D;

                    (k) each of Dahl and Greg Heuss shall have executed and delivered to the Buyer an agreement in the form of Exhibit E-1 and E-2, respectively;

                    (l) the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, shall have been approved by the stockholders of the Buyer;

                    (m) the stock ledger and minute books of the Company shall have been delivered to the Buyer;

                    (n) the Buyer shall have received the Company's final Disclosure Schedule, and such Disclosure Schedule shall be reasonably satisfactory to the Buyer and shall not disclose any material information that is either unknown to the Buyer as of the date of this Agreement or that is different from information disclosed in writing by the Company prior to the date of this Agreement;

                    (o) the Buyer shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Cairncross & Hempelmann, P.S. renders such opinion to the Buyer;

                    (p) the Buyer shall have received an opinion from Cairncross & Hempelmann, P.S., counsel to the Company, which opinion shall be reasonably satisfactory in form and substance to the Buyer;

                    (q) the Buyer shall have received (i) a letter from the Company's counsel stating that their fees and expenses in connection with this transaction have been paid in full and that no additional fees or expenses are payable by the Company to such counsel, (ii) a letter from the Company's independent accountants stating that their fees and expenses in connection with this transaction (including in connection with the audit contemplated by Section 2.6(b)) have been paid in full and that no additional fees or expenses are payable by the Company to such accountants, (iii) a letter or other evidence reasonably satisfactory to the Buyer that the Company has discharged and paid in full any indebtedness, obligations, or other liabilities for borrowed money that the Company may have to any third party, including U.S. Bank, whether under a line of credit, overdraft facility, or otherwise, and (iv) evidence reasonably satisfactory to the Buyer that the settlement with momma.com has been paid; and

                    (r) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

             5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following conditions:

                    (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and
Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                    (b ) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                    (c) except for changes affecting the economy generally, since December 31, 2000, there shall have been no event, occurrence, development, or state of circumstances that individually, or in the aggregate, and when aggregated with all positive developments, has had or would reasonably be expected to have a Buyer Material Adverse Effect;

                    (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation, or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation, or injunction shall be in effect;

                    (e) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (d)

(insofar as clause (d) relates to Legal Proceedings involving the Buyer) of this
Section 5.2 is satisfied in all respects;

                    (f) the Company and Zehrer shall have received a copy of the Buyer's 2000 10-K, and such report shall be reasonably satisfactory to the Company and Zehrer and which report does not disclose any material information that is either unknown to the Company and Zehrer as of the date of this Agreement or that is different from information disclosed in writing by the Buyer to the Company and Zehrer prior to the date of this Agreement;

                    (g) each of Dahl and Greg Heuss shall executed and delivered to the Buyer an agreement in the form of Exhibits E-1 and E-2, respectively;

                    (h) the Buyer shall have executed and delivered to Zehrer an agreement in the form of Exhibit F;

                    (i) the Company shall have received an opinion from counsel to the Buyer, which opinion shall be reasonably satisfactory in form and substance to the Company and which opinion shall include, without limitation, customary opinions as to California corporate law with respect to the Buyer; and

                    (j) the Company shall have received such other certificates and instruments (including certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

             6.1 Indemnification by the Company Stockholders. The Company Stockholders, jointly and severally, shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations, and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to, or constituting:

                    (a) any misrepresentation, breach of warranty, or failure to perform any covenant or agreement of the Company contained in this Agreement, the Zehrer Certificate, or the Company Certificate;

                    (b) any failure of any Company Stockholder to have good, valid, and marketable title to the issued and outstanding Common Shares issued in the name of such Company Stockholder, free and clear of all Security Interests;

                    (c) any litigation listed on Section 2.19 of the Disclosure Schedule; and/or

                    (d) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement), including any option, preemptive rights, or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or By-laws of the Company; or (iv) any claim that his, her, or its shares were wrongfully repurchased by the Company.

             6.2 Indemnification by the Buyer. The Buyer shall indemnify the Company Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Company Stockholders resulting from, relating to, or constituting any misrepresentation, breach of warranty, or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or any Buyer Certificate.

             6.3    Indemnification Claims.

                    (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs, or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding

(including copies of any summons, complaint, or other pleading which may have been served on such party and any written claim, demand, invoice, billing, or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                    (b)  In order to seek indemnification under this Article
VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                    (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this Agreement, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim or in satisfaction of an obligation to pay the Merger Adjustment Amount shall be the greater of (x) $2.00 per share or (y) the average of the closing sales price of such shares on the principal market on which such shares are traded or quoted for the five consecutive days ending on the date both the Buyer and the Indemnification Representative deliver to the Escrow Agent a written instrument instructing the Escrow Agent as to the distribution of such shares, multiplied by the number of such Escrow Shares.

                    (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions, and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party, or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions, and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision, or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Company Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

                    (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this

Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                    (f) For purposes of this Section 6.3 and the last two sentences of Section 6.4, (i) if the Company Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representative, and (ii) if the Company Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representative. The Indemnification Representative shall have full power and authority on behalf of each Company Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Stockholders under this
Article VI. The Indemnification Representative shall have no liability to any Company Stockholder for any action taken or omitted on behalf of the Company Stockholders pursuant to this Article VI.

             6.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate, the Zehrer Certificate, and the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date that is fifteen months after the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 3.1, 3.2, and 3.3 (and the portion of the Zehrer Certificate, the Company Certificate, or the Buyer Certificate relating thereto) shall survive the Effective Time without limitation and (ii) the representations and warranties set forth in Sections 2.9, 2.22, and 2.23 (and the portion of the Zehrer Certificate and the Company Certificate relating thereto) shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Company Stockholders in accordance with the terms of the Escrow Agreement.

             6.5    Limitations.

                    (a) Notwithstanding anything to the contrary herein, where Damages relate to the breach of a representation or warranty, (i) the aggregate liability of the Company Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI shall not exceed $4,375,000, and
(ii) the Company Stockholders and the Buyer shall be liable under this Article VI for only that portion of the aggregate Damages for which they or it would otherwise be liable which exceeds $100,000; provided that the limitation set forth in clause (ii) above shall not apply to (A) a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, or 2.3 (or the portion of the Zehrer Certificate or the Company Certificate relating thereto) or (B) a claim pursuant to Section 6.2 relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2, or 3.3 (or the portion of the Buyer Certificate relating thereto). For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.32) and all representations and warranties of the Buyer and the Transitory Subsidiary in Article III (other than Section 3.12) shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" and "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

                    (b) The Escrow Agreement is intended to secure the indemnification obligations of the Company Stockholders under this Agreement, among other things. However, the rights of the Buyer under this Article VI shall not be limited to the Escrow Amount nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights; provided, however, that for those matters for which the aggregate liability of the Company Stockholders is limited to $4,375,000, the rights of the Buyer under this Article VI shall be limited to the Escrow Amount and the Escrow Agreement shall be the exclusive means for the Buyer to enforce such rights.

                    (c) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty, or failure to perform any covenant or agreement contained in this Agreement.

                    (d) No Company Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants, or agreements.

                                  ARTICLE VII
                                  TAX MATTERS

             7.1    Preparation and Filing of Tax Returns.

                    (a) The Company Stockholders shall cause to be prepared and timely filed all income Tax Returns of the Company attributable to any Tax period ending on or before the Closing Date.

                    (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company or in respect of its businesses, assets, or operations.

             7.2    Tax Indemnification by the Company Stockholders.

                    (a) The Company Stockholders shall indemnify the Buyer in respect of, and hold the Buyer harmless, on an after-Tax basis, against (x) Damages resulting from, relating to, or constituting a breach of any representation contained in Section 2.9 hereof, (y) the failure to perform any covenant or agreement set forth in this Article VII and (z), without duplication, the following Taxes with respect to the Company:

                         (i)     Any and all Taxes due and payable by the
Company for any taxable period that ends (or is deemed pursuant to Section 7.3(b) to end) on or before the Closing Date; and

                         (ii)    Any liability of the Company for Taxes of other
entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provision under state, local, or foreign law), as transferee or successor or pursuant to any contractual obligation for any period that ends (or is deemed pursuant to Section 7.3(b) to end) on or before the Closing Date.

                    (b) Amounts payable pursuant to this Section 7.2 shall be computed after taking into account all Tax consequences to the Buyer (or its Affiliates) of (i) the receipt of (or the right to receive) the indemnification payment and (ii) the incurrence of the liability that gave rise to the right to receive the indemnification payment. Thus, it is the intention of the Parties that the Buyer be held harmless with respect to the liability that gave rise to the right to the indemnification payment on an after-Tax basis.

                    (c) All claims for indemnification pursuant to this Article VII shall be made in accordance with Section 6.3 hereof and shall be subject to the provisions of Sections 6.3 through 6.5 hereof. The rights of the Buyer under
Article VI shall be deemed to and shall include the rights of the Buyer under this Article VII.

             7.3    Allocation of Certain Taxes.

                    (a) The Buyer and the Company Stockholders agree that if the Company or is permitted but not required under applicable foreign, state, or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Company Stockholders shall treat such day as the last day of a taxable period.

                    (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company shall be apportioned for purposes of Sections 7.1 and 7.2 between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date based on the actual operations of the Company during such portions of the periods, and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

             7.4 Cooperation on Tax Matters. The Buyer and the Company Stockholders and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess.

                                  ARTICLE VIII
                                  TERMINATION

             8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time, as provided below:

                    (a) the Parties may terminate this Agreement by mutual written consent;

                    (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company or Zehrer is in breach of any representation, warranty, or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (d) or (e) of Section 5.1 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

                    (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty, or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of
Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

                    (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before June 30, 2001 by reason of the failure of any condition precedent under
Section 5.1 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                    (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before June 30, 2001 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

             8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement).

                                   ARTICLE IX
                    DEFINITIONS AND RULES OF INTERPRETATION

             9.1 Definitions. For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                                               Section
------------                                                               -------
ADR Procedure                                                              6.3(d)
ADR Service                                                                6.3(d)
Affiliate                                                                  2.15(a)(vi)
Agreed Amount                                                              6.3(c)
Base Merger Consideration                                                  1.5(c)
Buyer                                                                      Introduction
Buyer Certificate                                                          5.2(e)
Buyer Common Stock                                                         1.5(a)
Buyer Confidential Information                                             4.4(d)
Buyer Material Adverse Effect                                              3.1
Buyer Reports                                                              3.5
Buyer's 2000 10-K                                                          3.5
Buyer's Accountant                                                         1.11(b)
CERCLA                                                                     2.23(a)
Claim Notice                                                               6.3(b)
Claimed Amount                                                             6.3(b)
Closing                                                                    1.2
Closing Date                                                               1.2
Code                                                                       Second Recital
Common Conversion Ratio                                                    1.5(b)
Common Shares                                                              1.3(d)
Company                                                                    Introduction
Company Certificate                                                        5.1(h)
Company Confidential Information                                           4.4(c)
Company Intellectual Property                                              2.13(a)
Company Material Adverse Effect                                            2.1
Company Stockholder                                                        1.3(d)
Controlling Party                                                          6.3(a)
Customer Deliverables                                                      2.13(a)
Dahl                                                                       1.8(c)
Damages                                                                    6.1
Delaware Certificate of Merger                                             1.1
Disclosure Schedule                                                        Article II
Dispute                                                                    6.3(c)

Effective Time                                                             1.1
Employee Benefit Plan                                                      2.22(a)(i)
Environmental Law                                                          2.23(a)
ERISA                                                                      2.22(a)(ii)
ERISA Affiliate                                                            2.22(a)(iii)
Escrow Agent                                                               1.3(g)
Escrow Agreement                                                           1.3(g)
Escrow Shares                                                              1.5(b)
Exchange Act                                                               2.15(a)(vi)
Expected Claim Notice                                                      6.4
Financial Adjustment Notice                                                1.11(b)
Financial Statements                                                       2.6(a)
GAAP                                                                       1.11(b)
Governmental Entity                                                        2.4
Indemnification Representative                                             1.3(g)
Indemnified Party                                                          6.3(a)
Indemnifying Party                                                         6.3(a)
Initial Shares                                                             1.5(b)
Intellectual Property                                                      2.13(a)
Internal Systems                                                           2.13(a)
Legal Proceeding                                                           2.19
Materials of Environmental Concern                                         2.23(b)
Merger                                                                     1.1
Merger Adjustment Amount                                                   1.11(b)
Merger Shares                                                              1.5(b)
Most Recent Balance Sheet                                                  1.11(b)
Most Recent Balance Sheet Date                                             1.11(b)
Non-controlling Party                                                      6.3(a)
Note                                                                       1.3(f)
Note Conversion Ratio                                                      1.5(c)
Options                                                                    2.2
Ordinary Course of Business                                                2.4
Parties                                                                    Introduction
Permits                                                                    2.26
Post-Closing Audit                                                         1.11(b)
Reasonable Best Efforts                                                    4.1
Response                                                                   6.3(c)
SEC                                                                        3.5
Securities Act                                                             2.2
Security Interest                                                          2.4
Software                                                                   2.13(e)
Surviving Corporation                                                      1.1
Tax Returns                                                                2.9(a)(ii)
Taxes                                                                      2.9(a)(I)
Transitory Subsidiary                                                      Introduction
Unpaid Liabilities                                                         1.11(b)

Unscheduled Liabilities                                                    1.11(b)
Value                                                                      6.3(c)
Washington Certificate of Merger                                           1.1
Zehrer                                                                     Introduction
Zehrer Certificate                                                         5.1(h)

             9.2    Rules of Interpretation.

                    (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                    (b) Any reference to any federal, state, local, or foreign statute or law shall mean such statute, as heretofore or hereafter amended, and shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                    (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                    (d) When used in this Agreement: (i) the word "including" means "including without limitation;" (ii) the words "herein," "hereinafter," and "hereunder," and words of similar import, shall refer to this Agreement as a whole, and (iii) the words "Article," "Section," "Disclosure Schedule," and "Exhibit" shall refer to Articles and Sections of, and Disclosure Schedules and Exhibits to, this Agreement, unless otherwise specified.

                    (e) In this Agreement, whenever the context so requires, the neuter gender includes the masculine and feminine genders, the masculine gender includes the feminine, the singular number includes the plural, and vice versa.

                    (f) The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

                                   ARTICLE X
                                 MISCELLANEOUS

             10.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation, or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure); and provided, further, that the parties shall cooperate in preparing a joint press release announcing the signing of this Agreement.

             10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning issuance of the Merger

Shares and Article VI concerning indemnification are intended for the benefit of the Company Stockholders and (b) the provisions in Section 5.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

             10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

             10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests, and obligations hereunder to an Affiliate of the Buyer.

             10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

             10.6 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business day after it is sent for next business day delivery via a reputable international overnight courier service, in each case to the intended recipient as set forth below:

             If to the Buyer or the Transitory Subsidiary, to:

             uDate.com, Inc.
             New Enterprise House
             St. Helens Street
             Derby England DE1 3GY
             United Kingdom
             Phone: +44 1332-268700
             Fax:   +44 20 7681-1226
             Attention:  Martin Clifford

             with a copy to:

             Hale and Dorr LLP
             The Willard Office Building
             1455 Pennsylvania Ave., N.W.
             Washington, D.C. 20004
             Phone: (202) 942-8400
             Fax:   (202) 942-8484
             Attention:  Michael J. Levitin, Esq.

             If to the Company, to:

             Kiss.com, Inc.
             2815 Second Avenue, Suite 500
             Seattle, WA  98121
             Phone: (206) 622-4631
             Fax:   (206) 622-4632
             Attention:  Duane A. Dahl

             with a copy to:

             Cairncross & Hempelmann, P.S.
             70th Floor, Bank of America Tower      (after March 1, 2001)
             701 Fifth Avenue                       524 Second Avenue, Suite 500
             Seattle, Washington 98104              Seattle, Washington 98104
             Phone: (206) 587-0700
             Fax:   (206) 587-2308
             Attention:  Robert Seidel, Esq.

             If to Zehrer or the Indemnification Representative, to:

             Lee Zehrer

             ----------------
             ----------------
             ----------------
             Phone:  (206)
                           -----------
             Fax:  (206)
                         ----------

             with a copy to:

             Cairncross & Hempelmann, P.S.
             70th Floor, Bank of America Tower      (after March 1, 2001)
             701 Fifth Avenue                       524 Second Avenue, Suite 500
             Seattle, Washington 98104              Seattle, Washington 98104
             Phone: (206) 587-0700
             Fax:   (206) 587-2308
             Attention:  Robert Seidel, Esq.

             Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

             10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Washington.

             10.8 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

             10.10 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Seattle, Washington in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.6. Nothing in this Section 10.10, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                            UDATE.COM, INC.



                                            By: /s/ Melvyn Morris
                                                -----------------
                                            Name: Mel Morris
                                            Title: CEO


                                            KCI ACQUISITION CORP.



                                            By: /s/ Martin R. Clifford
                                                ----------------------
                                            Name: Martin R. Clifford
                                            Title: VP


                                            KISS.COM, INC.



                                            By: /s/ Duane Dahl
                                                --------------
                                            Name: Duane Dahl
                                            Title: CEO



                                            By: /s/ Lee Zehrer
                                                --------------
                                            Name: Lee Zehrer